Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated February 13, 2009 relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of EQ/Common Stock Index II Portfolio (formerly EQ/Oppenheimer Main Street Opportunity Portfolio), EQ/Small Company Index II Portfolio (formerly EQ/Oppenheimer Main Street Small Cap Portfolio), EQ/Common Stock Index Portfolio (formerly EQ/AllianceBernstein Common Stock Portfolio) and EQ/Small Company Index Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Plan of Reorganization and Termination” in such Registration Statement and under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated May 1, 2009, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 10, 2009